UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Hurco Companies Inc

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HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY

P.O. BOX 68180

INDIANAPOLIS, INDIANA 46268

(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 14, 2013

The 2013 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at our corporate headquarters, One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. EDT on Thursday, March 14, 2013, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify,

2.	To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers,

3.	To re-approve the Hurco Companies, Inc. 2008 Equity Incentive Plan,

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013, and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the annual meeting.

The foregoing items of business are more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.

If you do not expect to attend the annual meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope which requires no postage if mailed in the United States or vote your shares via the Internet or by telephone as described in the proxy statement.

Only shareholders of record as of the close of business on January 9, 2013, are entitled to notice of and to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

By order of the Board of Directors,
John G. Oblazney, Secretary

Indianapolis, Indiana

January 22, 2013

YOUR VOTE IS IMPORTANT—Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope or vote your shares via the Internet or by telephone as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the "full set delivery" option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

The notice of annual meeting of shareholders, proxy statement, form of proxy card and our most recent annual report on Form 10-K are available at www.hurco.com/proxymaterials. If you plan to attend the annual meeting in person, you may obtain directions to the meeting site by written request directed to John G. Oblazney, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268 or by telephone at (317) 293-5309.

i

HURCO COMPANIES, INC.

One Technology Way

P. O. Box 68180

Indianapolis, Indiana 46268

Annual Meeting of Shareholders

March 14, 2013

PROXY STATEMENT

This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. (the "Company," "Hurco," "we" or "us") in connection with the solicitation of proxies by the Board of Directors for the 2013 Annual Meeting of Shareholders to be held at 10:00 a.m. EDT on Thursday, March 14, 2013, at our corporate headquarters at One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 22, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the meeting?

Shareholders of record as of the close of business on January 9, 2013 are entitled to vote at the annual meeting or any adjournments thereof. As of that date, we had 6,447,210 shares of our common stock outstanding.

What are my voting rights?

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote. Therefore, a total of 6,447,210 votes are entitled to be cast at the meeting. There is no cumulative voting on election of directors or any other matter.

How many shares must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business.

What matters will be voted on at the meeting?

There are four matters to be considered at the meeting, as follows:

1.	Election of eight directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify,
2.	An advisory vote to approve the compensation paid to our named executive officers, also referred to as the "say-on-pay" vote,
3.	Re-approval of the Hurco Companies, Inc. 2008 Equity Incentive Plan (the "2008 Plan"), and
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.

Brokers are not entitled to exercise discretion to vote shares on any of the matters to be voted on at the meeting other than the ratification of the appointment of the auditor unless the shareholder gives voting instructions to the broker.  Accordingly, if you hold your shares in "street name" and wish your shares to be voted by your broker on the election of directors, the say-on-pay vote or the re-approval of the 2008 Plan, you must give your broker voting instructions.

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares. Broker non-votes will not count as votes cast on the proposals below and will not affect the outcome of the votes. Abstentions will not affect the outcome of the votes on Proposals 1, 2 or 4 and will have the same effect as a vote against Proposal 3.

Proposal		Vote Required
1	Election of directors	The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the annual meeting. Broker non-votes and abstentions will not affect the determination of whether any nominee is elected.

2	Say-on pay vote	More votes are cast FOR than AGAINST.

3	Re-approval of the 2008 Plan	Approval by a majority of the votes cast.

4	Ratification of auditors	More votes are cast FOR than AGAINST.

How can I vote my shares without attending the meeting?

Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone or by mailing your signed proxy card. If you hold your shares in street name, your broker, bank or other nominee will provide you with materials and instructions on voting your shares.

How do I vote my shares in person at the meeting?

Proof of stock ownership and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 9, 2013 are entitled to attend the meeting.

•	If you are a shareholder of record, you must bring some form of photo identification to be admitted to the meeting. You may vote your shares in person at the meeting by completing a ballot at the meeting.

•	If your shares are held in street name, you must request a proxy from your broker, bank or other nominee that holds your shares. If you do not obtain a proxy from your broker, bank or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on January 9, 2013.

Even if you currently plan to attend the meeting, we recommend that you vote by proxy, either via the Internet, by telephone or by mail, so that your vote will be counted if you later decide not to attend the meeting.

What can I do if I change my mind after I submit my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Secretary, or (2) submitting a later-dated proxy in person at the meeting, via the Internet, by telephone or by mail. If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee holder. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

What are the Board's recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	FOR the election of the eight nominees as directors.

•	FOR the say-on-pay vote.

•	FOR the re-approval of the 2008 Plan.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•	FOR the election of the eight nominees as directors.

•	FOR the say-on-pay vote.

•	FOR the re-approval of the 2008 Plan.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

What is the effect of the say-on-pay vote?

The say-on-pay vote is advisory and not binding on the Company, the Board of Directors or the Compensation Committee. We could, if the Board or the Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome of the advisory vote.

What happens if additional matters are presented at the annual meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.

Who will count the votes?

Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our offices at One Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of preparing, assembling and mailing this proxy statement and form of proxy. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

Is this proxy statement the only way that proxies are being solicited?

Our directors, officers and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact or otherwise. They will not be specifically compensated for doing so.

Can I receive future proxy statements and annual reports electronically?

Yes.  If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.  You may also contact our Transfer Agent, Computershare Investment Services by calling (781) 575-2879 or toll-free at (877) 282-1169 or by writing:  Computershare Investment Services  P.O. Box 43078, Providence, RI 02940.  If your shares are held beneficially in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?

No.  Although many public companies are mailing a notice to their shareholders so they can provide proxy materials through the Internet, we have again elected to use the "full set delivery" option and so are providing paper copies of proxy materials to all of our shareholders.  Our proxy materials and Annual Report on Form 10-K are also available via the Internet at www.hurco.com/proxymaterials. We may decide not to use the "full set delivery" option in the future; however, you will still have the right to request a free set of proxy materials by mail.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated the eight incumbents for election as directors. Each nominee who is elected will serve for a term of one year, which expires at our next annual meeting of shareholders or such later date as his or her successor has been elected and qualifies.

No fees were paid to any third parties to identify or evaluate potential nominees. Unless authority is specifically withheld, the shares voting by proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to serve, we expect that the persons named in the proxy will exercise their voting power in favor of other such person or persons as the Board may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to serve.

The names of the persons who are nominees for election and their current positions and offices with Hurco are set forth below. There are no family relationships among any of our directors or officers.

Nominees	Positions and Offices Held with Hurco
Robert W. Cruickshank	Presiding Independent Director
Michael Doar	Chairman, Chief Executive Officer, President and Director
Philip James	Director
Michael P. Mazza	Director
Andrew Niner	Director
Richard Porter	Director
Janaki Sivanesan	Director
Ronald Strackbein	Director

Business Experience and Qualifications of Nominees

Robert W. Cruickshank, age 67, has been a member of the Board of Directors since 2000 and Presiding Independent Director since June 2012. Mr. Cruickshank has been a consultant since 1981. Mr. Cruickshank is also a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases.

Mr. Cruickshank brings to our Board of Directors expertise in finance and investments. Mr. Cruickshank also has experience serving as an independent director of several public companies.

Michael Doar, age 57, has been a member of the Board of Directors since 2000. Mr. Doar was elected Chairman of the Board of Directors and our Chief Executive Officer in fiscal 2001. He was appointed to the additional office of President in November 2009. Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989. Mr. Doar also serves as a director of Twin Disc, Incorporated, a manufacturer of marine and heavy duty off-highway power transmission equipment.

Mr. Doar has led Hurco for more than ten years. As Chairman, Chief Executive Officer and President, Mr. Doar brings to our Board of Directors his in-depth knowledge of our business, strategy, people, operations, competition and financial position. Mr. Doar also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.

Philip James, age 70, has been a member of the Board of Directors since 2007. Mr. James is President of James Consulting Associates LLC, a firm that provides strategic advice to senior management of global manufacturing companies, with special emphasis on China. Mr. James has conducted business extensively in China for over 25 years. Previously, Mr. James served as Chief Executive Officer of Ingersoll Production Systems, a subsidiary of Dalian Machine Tool Group, a Chinese machine tool manufacturer.

Mr. James brings to the Board of Directors substantial experience in the machine tool industry as well as international business matters, particularly with respect to the Chinese market.

Michael P. Mazza, age 48, has been a member of the Board of Directors since 2006. Mr. Mazza is an attorney specializing in intellectual property law, and the principal of his law firm, Michael P. Mazza, LLC in Chicago. Previously, he was associated with Niro, Scavone, Haller & Niro, a Chicago intellectual property law firm.

Mr. Mazza brings to our Board of Directors legal expertise in the area of intellectual property, particularly patent protection and enforcement, and provides valuable insight into the protection of our technological developments with respect to computerized machine tools.

Andrew Niner, age 35, has been a member of the Board of Directors since March 2012. Mr. Niner is a partner at Pacific Legacy Capital, a California based private equity group focused on investing in lower middle market companies. Previously, Mr. Niner was a restructuring advisor at a global distribution company and a strategy manager at Levi Strauss & Company. Mr. Niner earned his Masters of Business Administration from the University of California at Berkeley and is a CFA Charterholder.

Mr. Niner brings to our Board of Directors knowledge and experience in strategic business development, operations and capital market transactions.

Richard Porter, age 57, has been a member of the Board of Directors since March 2012. Mr. Porter has managed a private equity portfolio of manufacturing companies since 2007. Previously he was President of CB Manufacturing, a cutting tool company, and President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International.

Mr. Porter brings to the Board of Directors extensive experience in the machine tool industry, particularly in product and contract manufacturing. Mr. Porter also has experience serving on the boards of a number of private companies with annual revenues ranging from $40 million to $480 million.

Janaki Sivanesan, age 41, has been a member of the Board of Directors since 2008. Ms. Sivanesan is a practicing attorney and founding principal of a private equity firm focused on middle market investments.  She previously served as a partner at a large, New York law firm.  She was admitted to the bars of the State of New York and Georgia in 2007 and 1996, respectively.  Ms. Sivanesan's has experience in a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including public offerings of securities and private equity and venture capital transactions.  Ms. Sivanesan also has experience in cross border transactions related to manufacturing and outsourcing, and is particularly knowledgeable with respect to business operations in India.

Ms. Sivanesan provides to the Board of Directors and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions as well as corporate mergers and acquisitions.

Ronald Strackbein, age 71, has been a member of the Board of Directors since March 2012. Mr. Strackbein has been a self-employed private investor for more than twenty years.

Mr. Strackbein provides to the Board of Directors significant experience in corporate operations, management and finance. Mr. Strackbein also has experience serving as a director of several other public and private corporations.

The Board of Directors recommends a vote "FOR" each of the nominees for director.

CORPORATE GOVERNANCE

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of its shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board and our Code of Business Conduct and Ethics and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure

Our Board is currently led by Mr. Doar, our Chairman and Chief Executive Officer. Mr. Doar has held these positions since 2001 and has experience in leading the Company through a range of changes in business environments. The Board of Directors believes that it is most efficient and effective for a single individual to fulfill these two leadership roles at this time. Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making, and a cohesive corporate strategy. Our Board of Directors possesses considerable experience and knowledge of the challenges and opportunities that we face as a company. We feel they are well qualified to evaluate our current and future needs and to judge how the capabilities of our senior management can be most effectively organized to meet those needs.

Our Board of Directors currently has seven independent directors. We have three standing committees and one of our independent directors serves as our Presiding Independent Director as required by our Corporate Governance Principles. In 2012, the independent directors designated Mr. Cruickshank to serve as Presiding Independent Director. The Presiding Independent Director oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors and management. The Board of Directors evaluates the appropriateness of its leadership structure on an ongoing basis and may change it as circumstances warrant. We believe that each of these measures counter-balances any risk that may exist in having Mr. Doar serve as both Chairman and Chief Executive Officer. For these reasons, our Board of Directors believes this leadership structure is effective for our Company.

Board Role in Risk Oversight

Our Board regularly receives reports from our Chief Executive Officer and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of its counsel, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, supply chain and quality control, and has developed a systemic and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

Our Board's role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee.  The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, external auditors and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements.  Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities.  The Audit Committee members, as well as each other director, have access to our Chief Financial Officer and any other member of our management for discussions between meetings as warranted.  The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.

Director Independence and Board Meetings

The Board of Directors has determined that a majority of our directors are "independent directors" as defined by the listing standards of The Nasdaq Stock Market (the market in which our common stock trades), or Nasdaq, and the director independence rules of the Securities and Exchange Commission, or SEC.  The Board has affirmatively determined that none of the persons who served as independent directors during fiscal 2012 have any relationship with us that would impair their independence.  In determining that Mr. Porter meets the requirements to be considered an independent director, the Board considered the transactions between the Company and a related person of Mr. Porter's disclosed on page 13 of this proxy statement and concluded that the transactions did not impair his ability to act independently of management and in the best interests of our shareholders.

Directors are expected to attend Board meetings, meetings of committees on which they serve and our annual meeting of shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2012, the Board of Directors held four regular meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal 2012, and all directors attended the 2012 annual meeting of shareholders.

Board Committees and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The members of the committees, as of the date of this proxy statement, are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Robert W. Cruickshank		X	Chair
Michael Doar
Philip James		Chair	X
Michael P. Mazza		X
Andrew Niner	X
Richard Porter	X		X
Janaki Sivanesan	X
Ronald Strackbein	Chair

Audit Committee

The Audit Committee oversees our accounting and financial reporting activities. It appoints our independent registered public accounting firm and meets with that firm and our Chief Financial Officer to review the scope, cost and results of our annual audit and to review our internal accounting controls, policies and procedures. The Report of the Audit Committee is included on page 41 of this proxy statement.

All members of the Audit Committee are "independent" as such term is defined for audit committee members under the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that Mr. Strackbein qualifies as an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

The Audit Committee held five meetings during fiscal 2012.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation of our officers and managers and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of our employee benefit plans and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. In determining the compensation of the named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Report of the Compensation Committee is included on page 19 of this proxy statement.

All members of the Compensation Committee are "independent" as such term is defined for compensation committee members under the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.

The Compensation Committee held three meetings during fiscal 2012.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

No member of our Compensation Committee was, at any time during fiscal 2012 or at any other time before fiscal 2012, was an officer or an employee of the Company. In addition, none of the members of the Compensation Committee were involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act. None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal 2012.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in an annual self-evaluation, recommends members and chairs for each standing committee, and determines and evaluates succession plans for our Chief Executive Officer.

All members of the Nominating and Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Governance Committee held one meeting during fiscal 2012.

The Nominating and Governance Committee is responsible for identifying potential Board members. The committee examines, among other things, the following qualifications and skills of director candidates: their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Board for certain skills or experiences. The Nominating and Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The committee does not have a formal policy with regard to the consideration of diversity in identifying nominees for director.

The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Secretary at One Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee. Any such recommendation should include a description of the candidate's qualifications for Board service and contact information for the shareholder and the candidate.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our By-Laws, which are more fully explained later in this proxy statement under "Shareholder Proposals for our 2014 Annual Meeting."

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Shareholder Communications

The Board of Directors has implemented a process whereby shareholders may send communications to its attention. The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC and Nasdaq. Such persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended October 31, 2012, all of our officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. If we grant any waiver to the Code of Business Conduct and Ethics, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC. A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com. We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.

Transactions with Related Persons

During fiscal 2012, we sold two machine tools for approximately $360,000 to a company in which Mr. Porter is an officer and Mr. Doar is an owner of more than 10% of its equity.  The machines were sold in the ordinary course of business through our distributor at full price without discount and on terms available to all customers of the distributor.

PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The second proposal to be considered at the annual meeting is the annual advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables) or say-on-pay vote. Consistent with the preference expressed by shareholders at the 2012 annual meeting, we are conducting say-on-pay votes on an annual basis.

Our executive compensation program is intended to motivate and retain qualified managerial personnel in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value. We believe that our executive compensation program accomplishes this goal.

The Compensation Discussion and Analysis beginning on page 15 of this proxy statement describes our executive compensation program in detail and explains the decisions made by the Compensation Committee that determined the compensation of our five most-highly compensated executive officers, the "named executive officers" during fiscal 2012. Key factors impacting compensation included the following:

•	The Company's performance in fiscal 2012 represented a strong improvement over fiscal 2011 despite the economic challenges in Europe and Asia. Operating profit on a year-over-year basis improved by 27% as a result of increased sales in all geographic regions. Record sales in North America and Asia reflected the success of the investments we have made to expand our product lines to meet changing customer demand. The steady increase in European sales reflected customer acceptance of our ongoing developments in cutting edge technology.

•	The compensation of the named executive officers is consistent with the improved operating performance over fiscal 2011.

•	The compensation of the named executive officers includes equity-based incentive awards intended to align the interests of executives more closely with shareholders.

Because it is advisory, the results of the say-on-pay vote are not binding upon the Board of Directors or the Compensation Committee. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote "FOR" the advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The goals of our executive compensation program are to foster the creation of shareholder value while, at the same time, motivating and retaining managerial personnel. This section and the tables that follow it provide information regarding our compensation program and practices as they relate to our Chief Executive Officer, Chief Financial Officer and the three other executive officers identified in the Summary Compensation Table on page 21, and are referred to as the "named executive officers" in this analysis. We currently do not have any executive officers who are not also named executive officers.

The responsibilities of the Compensation Committee of the Board of Directors (referred to as the Committee in this section) include administering our compensation programs and approving or ratifying all compensation related decisions for the named executive officers.

2012 Overview

We are an industrial technology company that designs, produces, and sells computerized machine tools. With the lingering economic uncertainty in the global markets, we have continued to focus on our core competencies and strategic priorities, which we believe have a positive impact on our strong financial performance and our ability to remain competitive in a very diverse global market for machine tools. During fiscal 2012 we continued to invest in China, the largest machine tool market in the world. Unit sales of our products increased in China on a year-over-year basis by more than 50%. In addition, we expanded our product line of five-axis and high-speed machines, as well as multi-axis lathes and other specialty equipment that simplify complex operations with an intuitive, user-friendly interface allowing our customers to increase productivity and profitability. Our sales in fiscal 2012 improved by 13% and, by managing our operating costs, our operating income improved by 27%. The total compensation paid to the named executive officers increased in fiscal 2012 reflecting both our improved operating results and the achievement of key strategic priorities that will positively affect our long-term financial performance.

Elements of Compensation

Our executive compensation program is very simple. The compensation package of our named executive officers consists primarily of a base salary, an annual cash bonus and equity-based incentive awards.

Base Salaries. Our industry is highly cyclical and we believe that offering competitive base salaries is a key factor in attracting and retaining talent. Base salaries generally carry over from the prior year and are reviewed annually for possible adjustments. Our Chief Executive Officer makes a recommendation on salary adjustments for each of the other named executive officers. Our Chief Executive Officer bases these recommendations on a subjective assessment of our overall performance, his assessment of each individual's contributions to that performance, and to a lesser extent, his views on competitive practices in our industry and of other similar sized public companies. The members of the Committee then use their own business experience and judgment to determine the amount of the increase, if any. The base salary of our Chief Executive Officer is determined by the Committee based on the Committee's subjective assessment of our overall performance and the Chief Executive Officer's individual contribution to that performance.

Annual Cash Bonuses. The Committee determines on an annual basis whether to pay discretionary cash bonuses to the named executive officers as a reward for past efforts. When making its bonus determinations, the Committee has available to it our financial results for the fiscal year just ended and our business plan that details anticipated revenue, profit margins, net income and cash flows for the coming fiscal year. The Committee also considers the role of, and the contributions made by, each named executive officer during the prior fiscal year. The Committee does not employ a specific formula for taking any of these factors into account. Rather, the Committee makes a subjective assessment of these factors in the aggregate and applies their collective business experience and judgment to determine both how we performed in the year and the amount of the annual bonus to be paid to each named executive officer.

Equity-Based Incentive Awards. The Company has a shareholder-approved plan that permits the Committee to grant several types of equity-based awards. The Committee believes that equity-based awards that include multi-year vesting requirements provide our executive officers with an ownership stake in the Company and promote executive retention. The Committee believes stock options are an effective means to align the interests of executives with those of our shareholders because stock options only have value if our stock price increases after the stock options are granted, and that grants of restricted stock can also be an effective means to align the interests of executives more closely with those of our shareholders. In fiscal 2012 and 2013, the Committee made awards of stock options and shares of restricted stock to the named executive officers.

Medical, Disability and Life Insurance. All full-time employees, including the named executive officers, participate in insurance benefits coverage to help manage the financial impact of ill health, disability and death. In addition, all named executive officers are provided supplemental disability benefits and our Chief Executive Officer is also provided a split-dollar life insurance benefit.

Retirement Benefits. We sponsor a 401(k) plan in which all full-time employees are eligible to participate. The purpose of the plan is to provide an incentive for employees to save for their retirement income needs and to assist in our attraction and retention of employees. Our named executive officers participate in the 401(k) plan on the same basis as other eligible employees. In January 2013 our matching contributions were increased from 50% to 100% of the first 6% of a participant's annual earnings that he or she contributes, up to the maximum permitted by law. We also maintain a deferred compensation program in which our named executive officers and other senior management employees may voluntarily participate. For additional information regarding the deferred compensation program see "Nonqualified Deferred Compensation."

Perquisites. The Committee believes that, even though the level of perquisites provided to the named executive officers is relatively minimal, perquisites are an integral component in establishing the competitiveness of our overall compensation program. Perquisites offered to the named executive officers include the use of company leased vehicles. For additional information regarding perquisites see "Tabular Compensation Information."

Employment Agreements

We have employment agreements with each of the named executive officers. Information regarding these employment agreements is found in this section under the heading "Employment Agreements" on page 27. Under the heading "Potential Payments Upon Termination" on page 29 we also estimate the benefits that we would have paid to these executives if their employment had terminated on October 31, 2012, under various scenarios.

The Committee believes that these agreements are an important part of the overall compensation arrangements for the executives by helping to secure for us the continued employment and dedication of the executives while providing a reasonable amount of assurance to them of continued employment.

Compensation Decisions for Fiscal 2012

Details of the compensation payable to the named executive officers for fiscal 2012 are disclosed in the tables and related discussion that follow this Compensation Discussion and Analysis.

On November 17, 2011, the Committee approved base salary increases for all of the named executive officers effective January 2012. In November 2012, the Committee approved annual cash bonuses for all named executive officers equal to their base salaries then in effect, with the exception of Mr. Doar and Mr. Volovic who were awarded bonuses that were $115,000 and $110,000 more than their base salaries, respectively.

On December 14, 2011 the Committee granted awards of shares of restricted stock and stock options to the named executive officers as follows:

	Restricted	Stock
	Stock	Options
Michael Doar	8,741	16,311
John Oblazney	3,963	7,395
John P. Donlon	4,196	7,829
Sonja K. McClelland	2,914	5,437
Gregory S. Volovic	4,429	8,264

The restricted stock grants vest in their entirety three years from the date of grant. The grant date fair value of the restricted stock is based on the closing sales price of our common stock on the grant date. The stock options vest at the rate of one-third per year over three years, beginning one year from the grant date, and expire ten years from the grant date. The exercise price for the stock options is based on the closing sales prices of our common stock on the grant date.

Compensation Decisions for Fiscal 2013

On November 15, 2012, employing the methodology described above under "Elements of Compensation," the Committee established annual base salaries for the named executive officers for fiscal 2013. The following table sets forth the annual base salary of each of the named executive officers for fiscal 2012 and the annual base salary established by the Committee for each of those officers for fiscal 2013:

	Fiscal 2012 Base Salary	Fiscal 2013 Base Salary
Michael Doar	$400,000	$410,000
John G. Oblazney	$200,000	$210,000
John P. Donlon	$210,000	$216,000
Sonja K. McClelland	$160,000	$170,000
Gregory S. Volovic	$240,000	$250,000

On December 12, 2012 the Committee granted awards of shares of restricted stock and stock options to the named executive officers as follows:

	Restricted	Stock
	Stock	Options
Michael Doar	4,292	8,256
John Oblazney	2,146	4,128
John P. Donlon	2,253	4,335
Sonja K. McClelland	1,717	3,303
Gregory S. Volovic	2,575	4,954

The restricted stock grants vest in their entirety three years from the date of grant. The grant date fair value of the restricted stock is based on the closing sales price of our common stock on the grant date. The stock options vest at the rate of one-third per year over three years, beginning one year from the grant date, and expire ten years from the grant date. The exercise price for the stock options is based on the closing sales prices of our common stock on the grant date.

Taxes and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation that is not "performance-based compensation" paid to certain of our executives to $1,000,000. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive's exercise of previously granted equity awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that sum which is deductible under Section 162(m) of the Code. During fiscal 2012, none of our officers had non-performance-based compensation in excess of $1,000,000. Thus, all such compensation will be deductible for tax purposes.

Our 2008 Equity Incentive plan contains performance-based conditions so that awards under the plan can qualify as performance-based compensation. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies and what we believe is in the best interests of our shareholders. Shareholders are being asked to re-approve the 2008 Equity Incentive Plan so that awards made under the plan may continue to qualify as performance-based under Section 162(m). See, "PROPOSAL 3 – RE-APPROVAL OF 2008 EQUITY INCENTIVE PLAN."

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain penalties and interest. We believe that our nonqualified deferred compensation arrangements meet the effective requirements of Section 409A as required by law or regulation.

Report of the Compensation Committee

The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company's Annual Report on Form 10-K for its 2012 fiscal year.

Philip James, Chairman
Robert Cruickshank
Michael P. Mazza

Assessment of Compensation-Related Risks

On an ongoing basis as part of our strategic business planning process, the named executive officers and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards, and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

In November 2012, as part of our business planning process, we reviewed and discussed all recommended changes to our compensation policies and practices with our Board of Directors as part of our business plan review and approval process. In addition, the Compensation Committee met separately to review the management team's assessment of the risks that could arise from our compensation policies and practices in conjunction with any recommended changes that were needed. As part of their review, the Compensation Committee specifically considered factors that reduce the likelihood of excessive risk-taking such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits and stock options or restricted stock with time-based vesting.

Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Tabular Compensation Information

The following table summarizes the compensation information for each of our named executive officers for the fiscal years ended October 31, 2012, 2011 and 2010:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	All Other Compensations[5] ($)	Total ($)

Michael Doar	2012	395,692	515,000	187,500	187,500	73,530	1,359,222
Chairman, Chief Executive	2011	375,000	473,462	115,500	-	65,187	1,029,149
Officer and President	2010	352,500	-	-	223,315	47,766	623,581

John G. Oblazney	2012	198,327	200,000	85,000	85,000	23,770	592,097
Vice President, Secretary,	2011	189,038	204,231	115,500	-	19,816	528,585
Treasurer	2010	183,577	-	-	89,326	18,364	291,267
and Chief Financial Officer

John P. Donlon	2012	208,077	210,000	90,000	90,000	6,407	604,484
5Executive Vice President,	2011	200,000	200,000	115,500	-	52,634	568,134
International Sales	2010	110,769	-	-	-	-	110,769

Sonja K. McClelland	2012	157,115	160,000	62,500	62,500	6,690	448,805
Corporate Controller,	2011	142,115	155,000	115,500	-	2,641	415,256
Assistant Secretary	2010	129,000	-	-	44,663	859	174,522

Gregory S. Volovic	2012	235,192	350,000	95,000	95,000	8,826	784,018
Executive Vice President of	2011	213,077	229,481	115,500	-	5,012	563,070
Technology and Operations,	2010	202,039	-	-	89,326	2,806	294,171
North America Sales

1	Amounts shown in fiscal 2010 are net of salary reductions implemented in fiscal 2009.

2	Represents discretionary bonuses awarded by the Committee for performance for the specified fiscal year that are paid in the following fiscal year. Fiscal 2011 also includes a one-time payment equal to 10% reductions in base salary that were in effect during fiscal 2009 and 2010.

3	Represents the grant date fair value of restricted stock awards determined in accordance with Accounting Standards Codification Topic 718, or ASC 718. For a discussion of the assumptions made in the valuation of our restricted stock, see Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended October 31, 2012, 2011 and 2010.

4	Represents the grant date fair value of option awards determined in accordance with ASC 718. For a discussion of the assumptions made in the valuation of our stock options, see Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended October 31, 2012, 2011 and 2010.

5	The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name		Leased Auto	Supplemental Disability Insurance	Matching 401(k) Plan Contributions	Split-Dollar Life Insurance	Other	Total
Michael Doar	2012	29,795	3,987	7,168	32,580	-	73,530
	2011	27,172	4,023	3,308	33,684	-	65,187
	2010	25,401	3,966	-	18,399	-	47,766

John G. Oblazney	2012	16,044	1,394	6,332	-	-	23,770
	2011	16,044	1,363	2,409	-	-	19,816
	2010	17,291	1,073	-	-	-	18,364

John P. Donlon	2012	-	2,772	3,635	-	-	6,407
	2011	-	2,666	-	-	49,968	52,634
	2010	-	-	-	-	-	-

Sonja K. McClelland	2012	-	802	5,888	-	-	6,690
	2011	-	809	1,832	-	-	2,641
	2010	-	859	-	-	-	859

Gregory S. Volovic	2012	-	2,741	6,085	-	-	8,826
	2011	-	2,743	2,269	-	-	5,012
	2010	-	2,806	-	-	-	2,806

The amounts shown in the Leased Auto column represent either the portion of the lease cost for automobiles leased by us allocable to an executive's personal use of the automobile or the sum of a monthly car allowance that is added to an executive's salary. For automobiles leased by us where the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.

The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee. All cash contributions are returned to us upon employee separation or death of the insured. We pay the full amount of the premiums and are the beneficiary for a portion of the policies' death benefit. By policy endorsement, the employee has the right to designate the beneficiary for the remainder of the death benefit and related incidental rights.

The amount reported in the Other column for Mr. Donlon in fiscal 2011 represented a one-time relocation bonus and reimbursement of his moving expenses that was a condition of his hire in fiscal 2010.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding the stock options and shares of restricted stock granted during fiscal 2012:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Box Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards[1]

Michael Doar	12/14/11	8,741	-	-	$187,500
	12/14/11	-	16,311	$21.45	$187,500
John G. Oblazney	12/14/11	3,963	-	-	$85,000
	12/14/11	-	7,395	$21.45	$85,000
John P. Donlon	12/14/11	4,196	-	-	$90,000
	12/14/11	-	7,829	$21.45	$90,000
Sonja K. McClelland	12/14/11	2,914	-	-	$62,500
	12/14/11	-	5,437	$21.45	$62,500
Gregory S. Volovic	12/14/11	4,429	-	-	$95,000
	12/14/11	-	8,264	$21.45	$95,000

1	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718, calculated using $21.45, the closing price of our common stock as reported by Nasdaq on the date of grant.

The only incentive plan in which the named executive officers are eligible to participate is the 2008 Plan, which was last approved by shareholders in March 2008 and has been submitted to shareholders for re-approval at this meeting. The 2008 Plan provides for equity-based incentive awards in the form of stock options, stock appreciation rights settled in stock, restricted shares, performance shares and performance units. Under the 2008 Plan, the Committee has authority to determine the officers, directors and key employees who will be granted awards; determine the form and size of the award; determine the terms and conditions upon which the awards will be granted; and prescribe the form and terms of award agreements. The number of shares of our common stock available for issuance under future awards under the 2008 Plan was 562,187 shares as of October 31, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END TABLE

The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael Doar	-	16,311	[2]	$21.45	12/14/2021	8,741	[5]	$187,500
	10,000	5,000	[3]	$14.82	12/18/2019	5,000	[6]	$115,500
	6,667	3,333	[4]	$18.13	05/13/2020
John G. Oblazney	-	7,395	[2]	$21,45	12/14/2021	3,963	[5]	$85,000
	15,000	-		$26.69	11/16/2016	5,000	[6]	$115,000
	4,000	2,000	[3]	$14.82	12/18/2019
	2,667	1,333	[4]	$18.13	05/13/2020
John P. Donlon	-	7,829	[2]	$21.45	12/14/2021	4,196	[5]	$90,000
						5,000	[6]	$115,500
Sonja K. McClelland	-	5,437	[2]	$21.45	12/14/2021	2,914	[5]	$62,500
	2,000	1,000	[3]	$14.82	12/18/2019	5,000	[6]	$115,500
	1,333	667	[4]	$18.13	05/13/2020
Gregory S. Volovic	-	8,264	[2]	$21.45	12/14/2021	4,429	[5]	$95,000
	11,369	-		$26.69	11/16/2016	5,000	[6]	$115,500
	4,000	2,000	[3]	$14.82	12/18/2019
	2,667	1,333	[4]	$18.13	05/13/2020

1	These stock options were fully vested as of October 31, 2012.

2	These stock options have a three-year vesting period, with one-third of the total shares vesting on December 14, 2012, one-third vesting on December 14, 2013 and one-third vesting on December 14, 2014.

3	These stock options have a three-year vesting period, with two-thirds of the total shares having vested on December 18, 2010 and December 18, 2011, and the remaining options vesting on December 18, 2012.

4	These stock options have a three-year vesting period, with two-thirds of the total shares having vested on May 13, 2011 and May 13, 2012, and the remaining options vesting on May 13, 2013.

5	These restricted shares vest on December 14, 2014.

6	These restricted shares vest on December 22, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the exercise of stock options by the named executive officers during fiscal 2012. No stock awards vested during fiscal 2012.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)

Michael Doar	-	-

John G. Oblazney	-	-

John P. Donlon	-	-

Sonja K. McClelland	500	$9,650	[2]

Gregory S. Volovic	-	-

[1]	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock option.

[2]	Based on the exercise price of $2.15 per share and a closing price of $21.45 on December 14, 2011, the date of exercise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans. All information is as of January 2, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	248,781	(1)	$21.14	524,229	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	248,781		$21.14	524,229

(1)	Consists of stock options granted under the 1997 Stock Option and Incentive Plan and the 2008 Plan and shares of restricted stock granted under the 2008 plan.

(2)	Includes 524,229 shares available for future issuance as stock options, stock appreciation rights, restricted shares, and performance shares and performance units under the 2008 Plan. No additional grants may be made under the 1997 Stock Option and Incentive Plan.

NONQUALIFIED DEFERRED COMPENSATION

For Mr. Doar, the only named executive officer participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal 2012 executive contributions, fiscal 2012 earnings and aggregate balances as of October 31, 2012. There were no Company contributions or aggregate withdrawals or distributions in fiscal 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Doar	$34,285	$42,275	$416,342

The amounts shown in this table are also included in the amounts shown in the Salary or Bonus columns of the Summary Compensation Table. All of the contributions by Mr. Doar in fiscal 2012 and prior fiscal years were reported in the Summary Compensation Table in fiscal 2012 or prior fiscal years, as applicable. The aggregate balance shown includes earnings on such contributions.

The Deferred Compensation Plan II, or the DCPII, is a nonqualified deferred compensation plan to which senior managers and other highly compensated employees are eligible to participate. A committee consisting of our Chief Executive Officer, Chief Financial Officer and Director of Human Resources administers the plan. This committee is authorized to interpret the plan, establish, amend and rescind any rules and regulations relating to the plan, determine the terms and provisions of any agreements made pursuant to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year. Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year. The Board of Directors may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation. The Board of Directors has not awarded any such matching credits to the named executive officers participating in the DCPII.

Participants are 100% vested in all deferral and matching accounts at all times. Amounts deferred under the plan are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan. The earnings do not reflect any above-market or preferential rates of return. Participants may change their investment options at any time by contacting Vanguard. Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly or annual installments with a term of between two and ten years. Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant's death, if earlier.

Employment Agreements

On March 15, 2012, following approval by the Compensation Committee, we entered into employment agreements with each of the named executive officers. The employment agreements terminate and supersede any previously existing employment-related engagements between the Company and the named executive officers. The current term of employment under each of the employment agreements would end October 31, 2013, with automatic one-year extensions unless either party gives 60-days notice prior to the expiration of the then-current term.

The employment agreements provide for a minimum base salary, subject to increase or decrease at the discretion of the Company, and a discretionary annual cash bonus. The employment agreements provide that each of the executive officers is eligible to participate in any employee benefit plans and programs generally made available to our employees.

Each of the employment agreements provides that, if the Company terminates the executive's employment without Cause (as defined in the employment agreement) or he or she resigns for Good Reason (as defined in the employment agreements) prior to a Change in Control (as defined in the employment agreements), then he or she will be entitled to severance payments (1) in the form of a salary continuation benefit at his or her base salary then in effect for a period of nine months (twelve months in the case of Mr. Doar); (2) an additional monthly amount during the severance period equal to one-twelfth of the average of the executive's annual cash bonuses for the preceding three years; and (3) an additional monthly payment during the severance period equal to 140% of the Company's monthly cost at the time of termination for continuation of health insurance. In order to receive any of the severance payments, the executive must execute a release satisfactory to the Company. If an executive officer's employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then the executive will be entitled to the severance amounts disclosed in the preceding sentence for a period of eighteen months (twenty-four months in the case of Mr. Doar). In the event of termination of the executive's employment by reason of death, disability, retirement or termination by the Company for Cause, he or she is entitled to his or her base salary and benefits through the date of termination of employment.

The employment agreements contain certain restrictive covenants, prohibiting the executive from competing with the Company, selling products to certain customers and hiring certain employees after termination of employment. The employment agreements also contain provisions protecting our intellectual property and confidential information.

Potential Payments upon Termination

	Resignation ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause ($) or by Executive for Good Reason(1)	Termination For Cause ($)(1)	Change in Control(1)
Michael Doar
Severance Pay[2]	-	-	-	-	729,487	-	1,458,975
Deferred Compensation[3]	416,342	416,342	416,342	416,342	416,342	416,342	416,342
Stock Options[4]	-	195,856	195,856	113,933	-	-	195,856
Restricted Stock[5]	-	315,768	315,768	-	-	-	315,768
Health Care Coverage[6]	-	-	343,535	-	41,349	-	82,698
Life Insurance	-	1,365,0007	-	-	-	-	-

John G. Oblazney
Severance Pay[9]	-	-	-	-	251,058	-	502,116
Deferred Compensation	-	-	-	-	-	-	-
Stock Options[4]	-	79,674	79,674	45,573	-	-	79,674
Restricted Stock[5]	-	205,970	205,970	-	-	-	205,970
Health Care Coverage[6]	-		200,035	-	31,012	-	46,518
Life Insurance	-	400,0008	-	-	-	-	-

John P. Donlon
Severance Pay[9]	-	-	-	-	260,000	-	520,000
Deferred Compensation	-	-	-	-	-	-	-
Stock Options[4]	-	11,978	11,978	-	-	-	11,978
Restricted Stock[5]	-	211,324	211,324	-	-	-	211,324
Health Care Coverage[6]	-	-	188,535	-	31,012	-	46,518
Life Insurance	-	420,0008	-	-	-	-	-

Sonja K. McClelland
Severance Pay[9]	-	-	-	-	198,750	-	397,500
Deferred Compensation	-	-	-	-	-	-	-
Stock Options[4]	-	42,498	42,498	22,787	-	-	42,498
Restricted Stock[5]	-	181,864	181,864	-	-	-	181,864
Health Care Coverage[6]	-	-	173,285	-	31,012	-	46,518
Life Insurance	-	320,0008	-	-	-	-	-

Gregory S. Volovic
Severance Pay[9]	-	-	-	-	324,870	-	649,741
Deferred Compensation	-	-	-	-	-	-	-
Stock Options[4]	-	81,004	81,004	45,573	-	-	81,004
Restricted Stock[5]	-	216,678	216,678	-	-	-	216,678
Health Care Coverage[6]	-	-	235,035	-	31,012	-	46,518
Life Insurance	-	480,0008	-	-	-	-	-

(footnotes on following page)

[1]	"Cause" for the Company's termination of the employment agreement would exist if the executive is (a) convicted for, or pleading no contest to, a felony, (b) engages in fraudulent or dishonest conduct, (c) fails to follow the lawful instructions of a superior or the Company's Board of Directors, (d) breaches the terms of the employment agreement, (e) violates written policies or procedures, (f) engages in willful misconduct, or (g) misuses alcohol or drugs. "Good Reason" for the executive's termination of the employment agreement would exist if the Company (a) fails to automatically extend the term of the employment agreement, (b) decreases the executive's base salary by more than 5% a year unless the decrease is part of a broader cost reduction, (c) demotes the executive or assigns duties that are inconsistent with executive's position, (d) eliminates or materially reduces employee benefits other than as part of a broader cost reduction, (e) requires executive to relocate more than thirty miles from the Company office at which executive was based immediately prior to such relocation, (f) materially breaches any material term of the employment agreement, or (g) fails to have the employment agreement assumed as part of a merger or sale of the Company. There are notice and cure provisions with respect to certain of the grounds for termination for Cause or Good reason. "Change in Control" means (a) the acquisition of 25% or more of the voting securities of the Company, (b) a majority of the directors of the Company being elected who were not approved by a majority of the persons who were previously serving as directors, or (c) a merger, other reorganization or liquidation involving the Company or a sale of substantially all of the assets of the Company, unless (i) the Company's shareholders would own 55% or more of the voting power of the successor entity, (ii) no individual person would own 25% or more of the successor entity and (iii) a majority of the directors of the successor entity were directors of the Company

[2]	If the Company terminates Mr. Doar's employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of twelve months; an additional monthly amount during the severance period equal to one-twelfth of the average of the executive's annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company's monthly cost at the time of termination for continuation of health insurance. If Mr. Doar's employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of twenty-four months.

[3]	Amounts can be paid in lump sum distribution or installments depending on the participant's election.

[4]	Reflects the excess of the closing price of $22.98 per share for our common stock on October 31, 2012, over the exercise price of vested stock options and unvested stock options that would vest as a result of the specified termination event occurring as of October 31, 2012, multiplied by the number of shares of common stock underlying the stock options. Stock options shall terminate upon the first occurrence of (a) the date of termination of employment by the Company for cause or voluntarily by the participant for any reason other than death, disability or retirement, (b) three months after the date on which the participant retires or employment is terminated by the Company without cause, (c) the expiration of one year after the date on which employment is terminated due to the participant's death or disability, or (d) ten years from date of grant.

[5]	Reflects the value of unvested restricted stock awards that would vest as a result of the specified termination event occurring as of October 31, 2012, using $22.98 per share. A participant's rights with respect to the unvested portion of the restricted shares will terminate if a participant ceases continuous service for any reason other than death or disability.

[6]	Amounts represent 12 months of coverage under the short-term and long-term disability plan, any supplemental disability plan payment, and COBRA payments grossed up for tax purposes.

[7]	Amount includes split-dollar life insurance payment of two times annual salary plus one times bonus and $50,000 maximum benefit for accidental death insurance policy.

[8]	Amounts include life insurance payment of two times annual salary under accidental death insurance policy.

[9]	If the Company terminates the executive's employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of nine months; an additional monthly amount during the severance period equal to one-twelfth of the average of the executive's annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company's monthly cost at the time of termination for continuation of health insurance. If the executive's employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of eighteen months.

Compensation of Directors

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash[2] ($)	Stock Awards[1] ($)	Total ($)
Stephen H. Cooper[2]	12,500	-	12,500
Robert W. Cruickshank	30,000	24,975	54,975
Philip James	25,000	24,975	49,975
Michael P. Mazza	20,000	24,975	44,975
Andrew Niner	12,500	24,975	37,475
Richard T. Niner[2]	10,000	-	10,000
Richard Porter	12,500	24,975	37,475
Charlie Rentschler[2]	10,000	-	10,000
Janaki Sivanesan	25,000	24,975	49,975
Ronald Strackbein	15,000	24,975	39,975

[1]	Amounts reflect the grant date fair value of restricted stock awards issued to each non-employee director during the year ended October 31, 2012, calculated in accordance with ASC 718. During fiscal 2012, each non-employee director, received 925 shares of restricted stock on March 15, 2012, the date of our annual meeting of shareholders. The grant date fair value is calculated by multiplying the closing price of our common stock on the Nasdaq on the date of grant, which was $27.00, by the number of shares of restricted stock awarded. The restricted stock vests one year from the date of grant.
[2]	Retired from the Board effective March 15, 2012.

In fiscal 2012, we paid directors who are not our employees a quarterly retainer of $5,000 and an annual grant of shares of restricted stock having a fair market value of approximately $25,000 at the grant date. We pay the chair of the Audit Committee an additional quarterly retainer of $2,500 and the chair of the Compensation Committee as well as each Audit Committee member an additional quarterly retainer of $1,250. We also pay the Presiding Independent Director an additional quarterly retainer of $2,500.

As of October 31, 2012, non-employee directors held outstanding options to purchase the following number of shares of common stock:

Mr. James	5,000 shares

Mr. Mazza	2,500 shares

Ms. Sivanesan	5,000 shares

Mr. Doar's compensation for fiscal 2012 is set forth in the Summary Compensation Table and the following tables and narrative. Mr. Doar is not included in this table because he did not receive any additional compensation for his service as a director.

PROPOSAL 3. RE-APPROVAL OF 2008 EQUITY INCENTIVE PLAN

On November 15, 2007, the Board of Directors unanimously adopted the Hurco Companies, Inc. 2008 Equity Incentive Plan, which we refer to in this section of the proxy statement as the plan. The plan was approved by our shareholders on March 13, 2008. As explained below, the plan permits us to provide equity-based incentives that can qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Compensation that qualifies as "performance-based" is not included in the $1 million limit in Section 162(m) on compensation paid to certain executives of a public company and so would be deductible for tax purposes. Under Section 162(m), shareholder approval of a plan that provides for "performance-based compensation" must be obtained every five years. On November 15, 2012, our Board of Directors, upon the recommendation of the Compensation Committee, directed that the plan be submitted to our shareholders for re-approval at the annual meeting. In order to maintain the qualification of incentives under the plan as "performance-based", we are asking shareholders to re-approve the plan.

The plan has not been amended since its initial shareholder approval and we are not proposing any amendments to it at this time. The following is a summary of the principal features of the plan. The summary is qualified in its entirety by reference to the complete text of the plan set forth as Appendix A to this proxy statement. Shareholders are encouraged to read the plan in its entirety.

The closing sale price of our common stock on January 9, 2013, as quoted on the Nasdaq Global Select Market, was $23.98 per share.

General

The purpose of the plan is to promote our long-term interests by providing a means of attracting, retaining and motivating qualified key employees and directors and aligning their interests more closely with our shareholders through opportunities that are determined in some measure by the value of our common stock.

The plan permits the awards in the form of stock options, stock appreciation rights settled in stock (SARs), restricted shares, performance shares and performance units. The Compensation Committee has discretion to: (1) determine the officers, directors and key employees who will be granted awards; (2) designate the number of shares subject to each award; (3) determine the terms and conditions upon which awards will be granted; (4) prescribe the form and terms of award agreements; (5) establish procedures and regulations for administration of the plan; (6) interpret the plan; and (7) make all determinations necessary or advisable for the administration of the plan.

The Compensation Committee will select participants from those key employees and directors who, in the opinion of the committee, have the capacity for contributing in a substantial measure to our achievement of our long-term objectives. There are approximately 560 persons who are currently eligible to receive awards under the plan.

The total number of shares of our common stock that may be issued as awards under the plan is 750,000. As of January 9, 2013, there were 248,781 shares reserved for issuance under outstanding awards and 524,229 shares available for future awards. No more than 100,000 shares may be issued in the form of incentive stock options and no more than 375,000 shares may be issued in the form of restricted shares, performance shares, performance units or SARs. The total number of shares which may be granted to any single participant during any one calendar year under all forms of awards may not exceed 100,000 shares. The source of the shares used may be authorized and unissued shares or otherwise. The number of shares covered by an award will reduce the number of shares available for future awards. If an award expires, terminates, or is surrendered or canceled without having been exercised in full, or in the case of restricted shares, performance shares or performance units is forfeited, in whole or in part, those shares will be added back to the remaining available shares. Additionally, shares withheld or delivered to satisfy payment of the exercise price or any tax withholding obligation may be subject to new awards. With respect to SARs that have been awarded, but not yet settled, the number of available shares will be reduced by the number of outstanding, unsettled SARs. When settled, the number of available shares will be reduced only by the number of shares issued in settlement of the SARs.

The market value of a share of our common stock, for purposes of the plan, will be the closing sale price as reported by the Nasdaq Global Select Market on the date in question or, if not a trading day, on the last preceding trading date.

Performance Goals

The Compensation Committee may make any award subject to the achievement of one or more performance measures. This may permit the award to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and related regulations. Performance measures will be based on an objective formula or standard consisting of one or any combination of the following financial criteria:

• EBITDA	• Cash flow
• Return on assets	• Book value
• Return on equity	• Stock price performance
• Return on capital	• Earnings per share
• Return on revenue	• Net income
• Cash return on tangible equity	• Operating income
• Total shareholder return

Any of these financial criteria may be determined on a corporate, regional, departmental or divisional basis. They may be measured on an absolute or average basis, by changes to the financial criteria for a previous period or in comparison to a peer group of other companies selected by the Compensation Committee. The Compensation Committee may amend or adjust the financial criteria or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in law or accounting except that any amendments or modifications must also comply with Section 162(m).

Types of Awards

Stock options represent rights to purchase a specified number of shares of our common stock at a designated exercise price for a specified exercise period. Stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code must have an exercise price of not less than 100% (or, in the case of a holder of 10% or more of our common stock, 110%) of the market value of a share on the date of the grant. The aggregate market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The exercise price of options that do not qualify as incentive stock options ("non-qualified stock options") will be not less than 100% of the fair market value of a share on the date of grant.

No stock option granted may be exercised more than ten years after the date of grant (or, in the case of incentive stock options granted to a holder of 10% of our voting stock, five years) or such shorter period as the Compensation Committee may determine.

Stock options will become exercisable in the manner and at the time or times specified by the Compensation Committee at the time of grant. Generally, if employment or service is terminated by the participant for any reason other than death, disability or retirement, vested options may be exercised for up to three months after termination. In the event of death or disability, unvested options will become exercisable for one year, but not beyond the expiration date. If employment is terminated for cause, all stock options terminate immediately and, unless the Compensation Committee determines otherwise, the participant will have to repay any gains realized from the exercise of stock options in the preceding 90 days. If employment is terminated by reason of retirement or without cause, vested options may be exercised for up to three months, but not beyond the expiration date, except for termination without cause within twelve months after a "change in control" in which case options may be exercised for twelve months, but not beyond the expiration date.

The exercise price of a stock option and any amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. The Compensation Committee may permit payment by tendering shares already owned or withholding shares issuable under the award. Except as required in connection with a change in capitalization or reorganization, no outstanding options may be repriced without the prior approval of the shareholders.

SARs represent the right to acquire upon settlement of the award the amount by which the market value of a share of our common stock on the settlement date exceeds the base value of the award. This amount is then paid in shares of our common stock using the market value on the settlement date. The base value of any SAR award will be not less than 100% of the market value of a share on the date of grant. No SARs may be settled more than ten years after the date of grant. The provisions regarding the expiration of stock options upon termination of employment or service also apply to SARs.

Restricted shares represent shares of our common stock that are subject to forfeiture provisions and transfer restrictions. Pending the lapse of such provisions and restrictions, certificates representing restricted shares are held by us, but the grantee generally has all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

While restricted shares are subject to forfeiture provisions and transfer restrictions for a period of time, there are no minimum or maximum durations for such provisions and restrictions. The Compensation Committee has the authority to accelerate or remove any or all of these forfeiture provisions and transfer restrictions. If employment is terminated for any reason other than death or disability prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be terminated and returned to us. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, the restricted shares will become fully vested.

Performance shares or units represent shares of common stock or units, as the case may be, that are subject to satisfaction of one or more performance goals. The applicable performance goals and all other terms and conditions of the award will be determined by the Compensation Committee. After an applicable performance goal or goals have been achieved, the grantee will be entitled to a payment of common stock, cash or a combination thereof. If employment is terminated prior to attaining the specified goals for any reason other than death or disability, all rights with respect to the award of performance shares or units will be forfeited. The Compensation Committee, in its sole discretion, may provide that, in the event of a grantee's death or disability, the grantee will be entitled to a pro rata payment with respect to such award.

Change of Control, Transfer and Termination

In the event of a tender offer or exchange offer for our common stock or if a "change in control" occurs, all option and SAR awards become exercisable in full, unless previously exercised or terminated. If employment is involuntarily terminated within twelve months following a "change in control," options may be exercised for one year and the forfeiture provisions and transfer restrictions applicable to restricted shares will lapse and the shares will become fully vested. Also, in such an event, the holder of performance shares or units will generally be entitled to a prorated payment with respect to such award to the same extent as if employment is terminated due to death or disability.

Except as otherwise expressly provided by the Compensation Committee, awards granted under the plan may not be assigned, encumbered or transferred, other than by will or by the applicable laws of descent and distribution.

Unless previously terminated by the Board of Directors, the plan will terminate November 13, 2018. The Board may amend the plan at any time; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with applicable laws or regulations.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

We will be entitled to a tax deduction for awards under the plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the deductibility of compensation paid to our CEO and four other highly compensated executive officers who we refer to as Section 162(m) participants. The general rule is that annual compensation paid to any Section 162(m) participant will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). It is intended that the plan will permit the Compensation Committee to make awards which qualify as performance-based compensation.

A grantee who receives a non-qualified stock option does not recognize taxable income upon the grant of the option, and we will not be entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the grantee subject to applicable withholding requirements. We are generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and we will not be entitled to a deduction for the appreciation.

A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and we will not be entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. We will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. We will generally be entitled to a deduction in computing our federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

A grantee who receives an award of SARs will not realize taxable income at the time of grant, and will not be entitled to a tax deduction at such time. On the date of settlement, the grantee will realize ordinary income equal to the excess of the fair market value of the shares as of the settlement date over the fair market value on the date of grant and will be subject to applicable withholding taxes. We will be entitled to a corresponding tax deduction.

A grantee who receives a restricted stock award generally will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse, the grantee will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We would then be entitled to a corresponding tax deduction. Dividends paid to the grantee during the restriction period will be compensation income to the grantee and deductible as such by us. The holder of restricted stock may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (1) we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the grantee during the restriction period will be taxable as dividends to him or her and not deductible by us and (3) there will be no further federal income tax consequences when the restrictions lapse.

A grantee who receives a performance share or unit award or another award which is subject to a performance-based condition will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we would then have a corresponding tax deduction.

The grant of awards under the plan is entirely within the discretion of the Compensation Committee. Accordingly, it is not possible to determine at this time the benefits or amounts that will be awarded under the plan.

Although the actual amount of non-performance-based compensation paid to our executive officers since 2008 has never exceeded the limit established by Section 162(m), the Board of Directors believes that it is important to retain the ability to award equity-based incentives that can qualify as "performance-based" under Section 162(m). The Compensation Committee has not adopted a policy that all compensation paid to executive officers must be fully-deductible for tax purposes. If shareholders do not re-approve the plan, the Compensation Committee may choose to make awards under the plan that would not be fully deductible by us. If we are unable to deduct any future incentive compensation, that will increase the cost of these incentives to us and reduce our net income.

The Board of Directors recommends a vote "FOR" the proposal to re-approve the 2008 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 9, 2013, regarding beneficial ownership of our common stock held by each director and named executive officer, by all directors and executive officers as a group, and by all persons who are known to be beneficial owners of more than 5% of our common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

	Shares Beneficially Owned
Name	Number		Percent

Directors and Executive Officers
Robert W. Cruickshank	26,762	[1]	*
Michael Doar	126,250	[2]	2.0%
Philip James	9,762	[3]	*
Michael P. Mazza	7,017	[4]	*
Andrew Niner	1,413	[1]	*
Richard Porter	925	[1]	*
Janaki Sivanesan	8,762	[3]	*
Ronald Strackbein	925	[1]	*
John G. Oblazney	48,632	[5]	*
John P. Donlon	23,613	[6]	*
Sonja K. McClelland	23,870	[7]	*
Gregory S. Volovic	46,591	[8]	*
Executive officers and directors as a group (12 persons)	324,522		5.0%

(footnotes on following page)

Other Beneficial Owners

Name and Address

Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151	837,465	[9]	13.0%

FMR LLC
82 Devonshire St
Boston, MA 02109	634,405	[9]	9.8%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	445,579	[9]	6.9%

Thomson Horstmann & Bryant Inc.
501 Merritt 7
Norwalk, CT 06851	423,990	[9]	6.6%

Franklin Resources Inc.
One Franklin Parkway
San Mateo, CA 94403	379,000	[9]	5.9%

*	Less than one (1) percent.
[1]	Includes 925 unvested shares of restricted stock.
[2]	Includes 27,104 shares subject to options that are vested, 22,463 shares subject to options that are not vested, and 18,033 unvested shares of restricted stock.
[3]	Includes 5,000 shares subject to options that are vested and 925 unvested shares of restricted stock.
[4]	Includes 2,500 shares subject to options that are vested and 925 unvested shares of restricted stock.
[5]	Includes 26,132 shares subject to options that are vested, 10,391 shares subject to options that are not vested, and 11,109 unvested shares of restricted stock.
[6]	Includes 2,610 shares subject to options that are vested, 9,554 shares subject to options that are not vested and 11,449 unvested shares of restricted stock.
[7]	Includes 6,145 shares subject to options that are vested, 7,595 shares subject to options that are not vested, and 9,631 unvested shares of restricted stock.
[8]	Includes 22,791 shares subject to options that are vested, 11,796 shares subject to options that are not vested, and 12,004 unvested shares of restricted stock.
[9]	Based solely on information supplied by the beneficial owner on Form 13F for the quarter ended September 30, 2012 which was filed in November 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the four directors named below. The Board of Directors and the Audit Committee have determined that the Committee's current composition satisfies the Nasdaq listing requirements, including the requirement that all Audit Committee members be "independent directors" as defined by Nasdaq rules. The Board of Directors annually reviews the independence of the Audit Committee members under both Nasdaq rules and the SEC's definition of independence for Audit Committee members and the independence requirements in our Corporate Governance Principles. The Board has determined that Mr. Strackbein meets the SEC's definition of an "Audit Committee financial expert."

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management and the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2012, with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, or Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young the independence of that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member's ability to act independently.

Based on the reviews and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2012, for filing with the SEC.

Ronald Strackbein, Chairman
Andrew Niner
Richard Porter
Janaki Sivanesan

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal 2013. The Board of Directors is submitting the appointment of Ernst & Young for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of Ernst & Young will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

Ernst & Young has served as our independent registered public accounting firm since fiscal 2009. The following table sets forth fees paid to Ernst & Young for services provided during fiscal years 2012 and 2011, respectively:

	2012	2011
Audit Fees[1]	$719,872	$672,737
Tax Fees[2]	79,490	70,825
All Other Fees[3]	20,433	19,096
TOTAL	$819,795	$762,658

[1]	Represents fees for professional services provided in connection with the audit of annual financial statements, review of quarterly financial statements and audit of internal controls over financial reporting.

[2]	Represents fees for services provided in connection with tax compliance and tax planning.

[3]	Represents fees for the audit of our employee benefit plan and services provided in conjuction with the review of SEC comment letters.

Pre-approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal 2012 and 2011, all of the fees reported above as Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining that firm's independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com, our directors, officers and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest unless such business dealings have been disclosed to, and approved by, our Audit Committee.

Further, under our Audit Committee's charter, which is available on our website at www.hurco.com, our Audit Committee must review and approve all related person transactions. See page 13 for transactions with related persons.

SHAREHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2014 annual meeting of shareholders is September 24, 2013.

Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to our Secretary. In order to be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2014 annual meeting, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.

Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Secretary. In order to be timely, a shareholder's notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals. In addition, the notice must contain additional information concerning the shareholder, the nominee and any "Shareholder Associated Person," the nominee's consent to the nomination, an executed questionnaire in a form signed by our directors and nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee's conduct as a director.

Any shareholder proposals or nominations that do not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee. A copy of our By-Laws is available upon request. Such requests and any shareholder proposals or nominations should be sent to John G. Oblazney, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, our principal executive offices.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, with the SEC. Shareholders may obtain a copy of the Annual Report on Form 10-K free of charge by writing to John G. Oblazney, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268. A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/proxymaterials or www.sec.gov.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented at the annual meeting. If any other matters should properly come before the annual meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

Appendix A

HURCO COMPANIES, INC.

2008 EQUITY INCENTIVE PLAN

1.                           Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.                           Definitions. The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

“Award” means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units, Stock SARs or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Base Value” means, with respect to a Stock SAR, an amount equal to or greater than the Market Value of a Share on the date of grant of the Stock SAR.

“Board” means the Board of Directors of the Company.

“Cause” means, in connection with a Participant’s termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

“Change in Control” means each of the events set forth in any one of the following paragraphs:

(i)      The acquisition, within a 12-month period ending on the date of the most recent acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition by a Person who, immediately before the commencement of the 12-month period, already held beneficial ownership of thirty percent (30%) or more of that combined voting power, (B) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition are satisfied;(ii)         The replacement of a majority of the members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

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(iii)    A Reorganization, merger or consolidation, in each case, unless, following such Reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such Reorganization, merger or consolidation, of the outstanding Company stock and outstanding Company voting securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such Reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such Reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such Reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such Reorganization, merger or consolidation;

(iv)   A complete liquidation or dissolution of the Company; or

(v)    The sale or other disposition of all or substantially all of the assets of the Company, other than any of the following dispositions: (A) to a corporation with respect to which following such sale or other disposition (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; (B) to a shareholder of the Company in exchange for or with respect to its stock; (C) to a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) to an entity, at least fifty percent (50%) or more of the total value or voting power of which is owned, directly or directly, by the Company or by a Person described in (C).

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Despite any other provision of this definition to the contrary, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company within the meaning of Code Section 409A(a)(2)(A)(v) and its interpretive regulations.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

“Company” means Hurco Companies, Inc., an Indiana corporation.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

“Director” means any individual who is a member of the Board.

“Disability” means total and permanent disability as determined by the Committee pursuant to Code Section 22(e)(3).

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option which may not be less than the Market Value of a Share on the date of grant of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code Section 422.

“Market Value” means the price at which the Shares were last sold on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of Shares on the Nasdaq Global Select Market, or, if the Shares are not listed on the Nasdaq Global Select Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by Nasdaq or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code Section 422. “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Committee to receive an Award.

“Performance Cycle” means the period of time, designated by the Committee, over which the achievement of any Performance Goals are to be measured.

“Performance Goals” means any one or more of the following financial criteria which may be determined on a Company-wide, departmental, divisional or regional basis and which may be measured by using average amounts for the criteria, in absolute terms, by reference to internal targets or by comparison to a group of other companies designated by the Committee:

•	Earnings before interest, tax, depreciation and amortization
•	Return on assets
•	Return on equity
•	Return on capital
•	Return on revenue
•	Cash return on tangible equity
•	Cash flow
•	Book value
•	Stock price performance
•	Earnings per share
•	Net income
•	Operating income
•	Total shareholder return

“Performance Shares” means Shares awarded pursuant to Section 13 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 13 of the Plan.

“Plan” means the Hurco Companies, Inc. 2008 Equity Incentive Plan.

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“Reorganization” means the liquidation or dissolution of the Company, or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

“Retirement” means, in the case of an Employee, a termination of Continuous Service by reason of the Employee’s retirement on or after the Employee’s 65th birthday or such other age, if any, set forth in the Company’s retirement policy as in effect from time to time and, with respect to a Director who is not an Employee, such time as the Director no longer serves on the Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of common stock, no par value, of the Company.

“Stock SARs” means an Award granted pursuant to Section 14 of the Plan.

3.                                  Administration; Performance Conditions. The Plan will be administered by the Compensation Committee of the Board, which will consist of two or more members of the Board, each of whom will be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

The Committee may condition any Award, other than an Award of Incentive Stock Options, upon the achievement of any one or more of the Performance Goals measured over a Performance Cycle designated by the Committee.

4.                                  Participants. The Committee may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

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5.                                    Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a), shall determine the Exercise Price of the substitute Options, but in no event shall the ratio of the Exercise Price to the Market Value of the Shares subject to the Substitute Options immediately after the substitution be greater than the ratio of the exercise price to the fair market value of the shares subject to the former employer’s options immediately before the substitution.

6.                                    Shares Subject to Plan, Limitations on Grants. Subject to adjustment by the operation of Section 16 hereof:

a.     The maximum number of Shares that may be issued with respect to Awards made under the Plan is 750,000 Shares, no more than 100,000 of which may be issued pursuant to Awards granted in the form of Incentive Stock Options, and no more than 375,000 of which may be issued pursuant to Awards granted in the form of Restricted Shares, Performance Shares, Performance Units, or Stock SARs. The number of Shares that may be granted under the Plan to any Participant during any one calendar year under all forms of Awards will not exceed 75,000 Shares.

b.    The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares may be subject to new Awards under the Plan.

c.     In connection with the granting of an Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Award is granted or denominated; provided, however, that, with respect to a Stock SAR, the number of Shares available for issuance under this Plan shall be reduced only by the number of Shares issued in settlement.

7.          General Terms and Conditions of Options.

a.    The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options; provided, however, that the Committee shall not enter into any Award Agreement that includes terms or conditions that would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Code Section 409A. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.

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b.    The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company.

8.                                Exercise of Options.

a.    Except as provided in Section 18, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

9.                                  To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, (iii) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares issuable upon exercise of the Option and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company to cover the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

10.                                  Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

a.    Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

b.    If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Committee, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

c.    If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

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d.    If the Continuous Service of a Participant is terminated by reason of Retirement or terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change in Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of one (1) year immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

e.    In the event of the Participant’s death or Disability, all Options heretofore granted and not fully exercisable will become exercisable in full and the Participant or the Participant’s beneficiary, as the case may be, may exercise such Options within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration dates of the Options.

f.     Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, allow the exercise of an expired Option if the Committee determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

11.	Restrictive Covenants. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit Employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.

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12.	Incentive Stock Options.

a.     Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company’s shareholders, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns Shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

b.    Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

13.	Terms and Conditions of Restricted Shares. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

a.     At the time of an Award of Restricted Shares, the Committee will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest. Subject to paragraph (f) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

b.    Subject to Section 17, if a Participant ceases Continuous Service for any reason other than death or Disability before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

c.     Subject to Section 17, if a Participant ceases Continuous Service by reason of death or Disability before any Restricted Period has expired, the Restricted Shares will become fully vested.

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d.    Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Hurco Companies, Inc. 2008 Equity Incentive Plan, and an Award Agreement entered into between the registered owner and Hurco Companies, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Hurco Companies, Inc.”

e.    At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

f.     At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph (b) of this Section, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph. The Committee’s authority, however, to accelerate the lapse of restrictions or to remove restrictions on Restricted Shares, pursuant to paragraph (a) of this Section, shall not apply to accelerate the payment of any deferred dividends on the Restricted Shares.

g.    At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (d) of this Section, and the Shares represented by the certificate(s) will be free of all restrictions.

h.    No Award of Restricted Shares may be assigned, transferred or encumbered.

14.	Performance Shares and Performance Units.

a.     The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the Performance Goals.

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b.    In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

c.     As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

d.    At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum no later than the 15th day of the third month following the end of the calendar year in which the applicable Performance Cycle ends.

e.     The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

f.     Subject to Section 17, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

15.	Stock SARs.

a.     The Committee may, from time to time, authorize the grant of Stock SARs that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

b.    Upon exercise of vested Stock SARs, the following procedure will govern the determination of the number of Shares that settle the exercise of the Award:

(i)      The number of Stock SARs exercised is multiplied by the dollar amount by which the Market Value of a Share of common stock on the date of exercise exceeds the Base Value of a Share.

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(ii)      A portion of the dollar amount calculated in Section 14(b)(i) is withheld for income tax purposes; the amount to be determined by the Committee consistent with federal and state income tax withholding guidelines.

(iii)    The dollar amount remaining after the calculation in Section 14(b)(ii) is divided by the Market Value of a Share on the date of exercise to determine the number of Shares delivered to the Participant to settle the exercise of the Stock SARs. Such delivery of Shares will always be denominated in whole shares. The dollar value of any fractional Share resulting from the previous calculations is distributed to the Participant in the form of cash.

c.     Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Stock SARs will terminate at the same times and upon the same terms and conditions as are provided for Options under Section 9.

16.	Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any Reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the Exercise Price of Options and Base Value of Stock SARs, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

17.	Effect of Reorganization. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

a.     If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares will lapse and (ii) each outstanding Option and Stock SAR Award will terminate, but each Participant to whom the Award was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option or Stock SAR in full, notwithstanding the provisions of Section 11, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

b.     If the Reorganization is a merger or consolidation, upon the effective date of the Reorganization (i) each Participant will be entitled, upon exercise of an Option or Stock SAR in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares will be entitled to receive shares or other securities as the holders of Shares received which will be subject to the restrictions set forth in Section 12 (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 12 of this Plan.

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The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.

18.	Effect of Change of Control.

a.     If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless the Committee has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 13 of the Plan.

b.     If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a Change in Control occurs, unless the Committee has otherwise provided in the Award Agreement, all Option and Stock SAR Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Options or Stock SARs which have previously been exercised or otherwise terminated will become exercisable.

19.	Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

20.	Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

21.	Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

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22.	Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

23.	Deferrals. Notwithstanding any other provision of the Plan, the Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals that satisfy the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance.

24.	Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award or without complying with the applicable standards of Code Section 409A.

25.	Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board and shareholders of the Company. Unless sooner terminated pursuant to Section 23, no further Awards may be made under the Plan after March 13, 2018.

26.	Code Section 409A.

a.     If as of the date his employment terminates, a Participant is a “key employee” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5) thereof, and if the Company has stock that is publicly traded on an established securities market or otherwise, any deferred compensation payments otherwise payable under this Plan because of his termination of Continuous Service (for reasons other than death or Disability) will be suspended until, and will be paid to the Participant on, the first day of the seventh month following the month in which the Participant’s last day of employment occurs. For purposes of this Plan, “deferred compensation” means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Code Section 409A.

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b.     The Plan and Award Agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award Agreement would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code Section 409A standards.

27.	Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which employees employed outside the United States are eligible to participate in the Plan, (b) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (c) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

28.	Governing Law. Except as provided in Section 25, the Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

29.	Repricing of Options. Nothing in this Plan shall permit the repricing of any outstanding Options other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Sections 15 and 16. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding Options under generally accepted accounting principles.

30.	Prior Plans. Following the effective date of this Plan, the Company shall not make any additional awards under the Hurco Companies, Inc. 1997 Stock Option and Incentive Plan and the Hurco Companies, Inc. 1990 Stock Option Plan.

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HURCO

Hurco Companies, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE__________ SACKPACK_________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the election of each of the directors, FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert W. Cruickshank	☐	☐	02 - Michael Doar	☐	☐	03 - Philip James	☐	☐
04 - Michael P. Mazza	☐	☐	05 - Andrew Niner	☐	☐	06 - Richard Porter	☐	☐
07 - Janaki Sivanesan	☐	☐	08 - Ronald Strackbein	☐	☐			

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Re-approval of the 2008 Equity Incentive Plan.	☐	☐	☐
4. Appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2013.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1 U P X 1 5 1 6 2 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HURCO

Hurco Companies, Inc.

Proxy — Hurco Companies, Inc.

Hurco Companies, Inc.
One Technology Way, Indianapolis, Indiana 46268

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — March 14, 2013
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Michael Doar and Robert W. Cruickshank, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (EDT), on Thursday, March 14, 2013 and any adjournments thereof, upon the matters on the reverse side and, in their judgement and discretion, upon such other business as may properly come before the meeting.

The shares represented by the Proxy, unless otherwise specified, shall be voted FOR the election of directors and FOR Proposals 2, 3 and 4.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.